Exhibit - p

CODE OF ETHICS
of
STOCK DIVIDEND FUND, INC.



Pursuant to the requirements of Section 406 and 407 of the Sarbanes-Oxley Act of 2002, Stock Dividend Fund, Inc.(the "Fund"), hereby adopts the following Code of Ethics, which applies to the Fund's principal executive, financial, and accounting officers or persons performing similar functions regardless of whether these individuals are employed by the Fund or a third party, is designed to deter wrongdoing and to promote:

a) Honest and ethical conduct, including the ethical handling of actual and apparent conflicts of interest between personal and professional relationships;
b) Full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission and in all public communications;
c) Compliance with all applicable governmental laws, rules and regulations;
d) Prompt internal reporting of violations of the code, should any occur, to any of the principal officers of the Fund and all appropriate persons identified in the code; and
e) The principal executive officer of the Fund will be held accountable for adherence to the code as presented above.

Pursuant to the requirements of rule 17j-1 code of ethics under the Investment Company Act of 1940 and in order to protect against certain unlawful acts, practices and courses of business by certain individuals or entities related to the Stock Dividend Fund, Inc.(the "Fund"), the Fund hereby adopts the following Code of Ethics and procedures for implementing the provisions of the Code:

1. As used in this Code of Ethics:
(i) "Access Person" means a director, officer or advisory person (as defined below) of the Fund;
(ii) "Advisory person" means any employee of the Fund who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions or duties relate to the making of any such recommendation, and any natural person in a control
relationship to the Fund who obtained information concerning recommendations made to the Fund with regard to the purchase or sale of any security.
(iii) "Affiliated person" has the meaning set forth in Section 2(a)(3) of the Investment Company Act of 1940;
(iv) "Purchase or sale of a security" includes the writing of an option to purchase or sell a security;
(v) "Security" has the meaning set forth in Section 3(a)(10) of the Securities Exchange act of 1934, as amended;
(vi) "Portfolio Security" means any security (with an equity market capitalization of less than $500MM) which is being or during the past 30 days has been purchased or sold by the Fund or considered by the Fund for purchase or sale by the Fund; and
(vii) "Person" means a natural person, partnership, corporation, trust, estate, joint venture, business trust, association, cooperative, government (or any subdivision, branch or agency thereof) govern-
mental entity, foundation, or other entity.
2. 	No director, officer, employee or other affiliated person or access person ("covered person"), or any "member of the immediate family" (as defined in Section 2(a)(19) of the Investment Company Act of 1940) of any covered person, shall purchase or sell any security which is a portfolio security, any security convertible into a portfolio security or an option to purchase before or sell after such security, or any security into which a portfolio security is convertible or with respect to which a portfolio security gives its owner an option to purchase or sell such security.
3. (A) On the 3rd Tuesday of each even month the Fund shall provide each covered person with:
(i) all securities held (with a market capitalization of less than $500MM) as of the end of the previous 3rd Tuesday of even months ("Held securities"); and
(ii) all portfolio securities.
(B) On the same day, each covered person shall provide the Fund with a list of the names and amounts of all securities owned or held by the Fund as described in paragraph 3(A) and also held by such person and/or members of his/her immediate family as of the end of the previous 3rd Tuesday of even months.
4. No covered person shall disclose, divulge or communicate to any person (other than another covered person), directly or indirectly, any "inside" information regarding the Fund and relating to held securities, portfolio securities or any completed or proposed transactions involving held securities and/or portfolio securities.
5. The Fund shall require that its investment adviser adopt Codes of Ethics substantially identical to this Code with respect to the Fund's portfolio securities.





Stock Dividend Fund, Inc.

By: /s/ Laura S. Adams, Pres.
------------------------------------
Laura S. Adams, President







CODE OF ETHICS

ADAMS ASSET ADVISORS, LLC

Pursuant to the requirements of rule 17j-1 code of ethics under the Investment Company Act of 1940 and in order to protect against certain unlawful acts, practices and courses of business by certain individuals or entities related to the Adams Asset Advisors, LLC(the "Advisor"), the Advisor hereby adopts the following Code of Ethics and procedures for implementing the provisions of the Code:

1. As used in this Code of Ethics:
(i) "Access Person" means a director, officer or advisory person (as defined below) of the Advisor;
(ii) "Advisory person" means any employee of the Advisor who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Advisor, or whose functions or duties relate to the making of any such recommendation, and any natural person in a control relationship to the Advisor who obtained information concerning recommendations made to the Advisor  with regard to the purchase or sale of any security.
(iii) "Affiliated person" has the meaning set forth in Section 2(a)(3) of the Investment Company Act of 1940;
(iv) "Purchase or sale of a security" includes the writing of an option to purchase or sell a security;
(v) "Security" has the meaning set forth in Section 3(a)(10) of the Securities Exchange act of 1934, as amended;
(vi) "Portfolio Security" means any security (with a market
capitalization of less than $500MM) which is being or during the past 30 days has been purchased or sold by the Advisor or considered by the Advisor for purchase or sale by the Advisor; and
(vii) "Person" means a natural person, partnership, corporation, trust, estate, joint venture, business trust, association, cooperative, government (or any subdivision, branch or agency thereof) govern-
mental entity, foundation, or other entity.
2. 	No director, officer, employee or other affiliated person or access person ("covered person"), or any "member of the immediate family" (as defined in Section 2(a)(19) of the Investment Company Act of 1940) of any covered person, shall purchase or sell any security which is a portfolio security, any security convertible into a portfolio security or an option to purchase before or sell after such security, or any security into which a portfolio security is convertible or with respect to which a portfolio security gives its owner an option to purchase or sell such security.
3. (A) On the 3rd Tuesday of each even month the Advisor shall provide each covered person with:
(i) all securities held (with a market capitalization of less than $500MM) as of the end of the previous 3rd Tuesday of even months ("Held securities"); and
(ii) all portfolio securities.
 (B) On the same day, each covered person shall provide the Fund with a list of the names and amounts of all securities owned or held by the Fund as described in paragraph 3(A) and also held by such person and/or members of his/her immediate family as of the end of the previous 3rd Tuesday of even months.

4. No covered person shall disclose, divulge or communicate to any person (other than another covered person), directly or indirectly, any "inside" information regarding the Fund and relating to held securities, portfolio securities or any completed or proposed transactions involving held securities and/or portfolio securities.

This Code of Ethics, which applies to the Advisor's principal executive, financial, and accounting officers or persons performing similar functions regardless of whether these individuals are employed by the Advisor or a third party, is designed to deter wrongdoing and to promote:

a) Honest and ethical conduct, including the ethical handling of actual and apparent conflicts of interest between personal and professional relationships;
b) Full, fair, accurate, timely and understandable disclosure in reports and documents that the Advisor files with, or submits to, the Securities and Exchange Commission and in all public communications;
c) Compliance with all applicable governmental laws, rules and regulations;
d) Prompt internal reporting of violations of the code, should any occur, to any of the principal officers of the Advisor and all appropriate persons identified in the code; and
e) The principal executive officer of the Advisor will be held accountable for adherence to the code as presented above.


Adams Asset Advisors, LLC

By: /s/ Laura S. Adams
--------------------------------
Laura S. Adams, Managing Member

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